EXHIBIT 15.1

February 10, 2003

The Board of Directors and Stockholders, Sun Microsystems, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9293, 33-11154, 33-15271, 33-18602, 33-25860, 33-28505, 33-33344, 33-38220, 33-51129, 33-56577, 333-01459, 333-09867, 333-15179, 333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323 and 333-102920; and Form S-3 Nos. 333-81101 and 333-63716) of Sun Microsystems, Inc. of our reports dated October 17, 2002 and January 15, 2003, relating to the unaudited condensed consolidated interim financial statements of Sun Microsystems, Inc. that are included in its Forms 10-Q for the quarters ended September 29, 2002 and December 29, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statements prepared or certified by accountants within the meaning of section 7 or 11 of the Securities Act of 1933.

Very truly yours,

/s/ Ernst & Young LLP